EXHIBIT 10.2

AMENDED AND RESTATED
COLLATERAL AGENCY AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT, dated as of August 9, 2005 (this “Agreement”), among ELCOM INTERNATIONAL, INC., a Delaware corporation (the “Company”), William W. Smith, as Collateral Agent (“Collateral Agent”) and the holder of the 8% Note (as defined below) and the holders of the 12% Notes (as defined below) (the “Secured Parties”) amends and restates that certain Collateral Agency and Security Agreement, dated as of April 6, 2005 (the “Original Agreement”) among the Company, the Collateral Agent and Robert J. Crowell and William W. Smith (the “Original Secured Parties”);

WITNESSETH:

WHEREAS, the Original Secured Parties have each loaned the Company One Hundred Thousand Dollars ($100,000.00) pursuant to those certain 12% Secured Promissory Notes, dated April 6, 2005, in the principal amount of One Hundred Thousand Dollars ($100,000.00) each (the “12% Notes”), secured by the Original Agreement;

WHEREAS, the Original Secured Parties have conditioned their acceptance of this Agreement upon the Company’s continued grant of a security interest in favor of the Original Secured Parties and on the Company’s obtaining additional financing from JP Morgan Bank (Ireland) PLC (“JP Morgan”) in the amount of One Hundred and Fifty Thousand Pounds Sterling (£150,000) pursuant to an 8% Convertible Promissory Note (the “8% Note”, and together with the 12% Notes, the “2005 Notes”);

WHEREAS, J P Morgan Bank has conditioned its lending of funds pursuant to the 8% Note upon the Company’s granting a security interest in its favor on a pari passu basis with the Original Secured Parties on the terms contemplated hereby;

WHEREAS, the Original Secured Parties desire to maintain the appointment of the Collateral Agent (as defined below) for the purposes of facilitating the perfection and enforcement of the security interests created by the Original Agreement and the 12% Notes and continued hereby and grant a security interest in favor of J P Morgan Bank on a pari passu basis with the Original Secured Parties for the purposes of facilitating the perfection and enforcement of the security interests created hereby and by the 2005 Notes;

In consideration of the mutual promises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the 2005 Notes. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined).

“8% Notes” means the 8% Convertible Promissory Note of even date herewith issued by the Company to J P Morgan Bank.

“12% Notes” means the 12% Secured Promissory Notes dated April 6, 2005 issued by the Company to the Original Secured Parties.

“Agreement” means this Agreement (including without limitation each amendment, if any) unless the context otherwise clearly requires.

“Collateral” means all of the personal property and intellectual property of the Company, wherever located, and now owned or hereafter acquired, including without limitation: Accounts, Chattel Paper, Inventory, Equipment, Instruments, Investment Property, Documents, Deposit Accounts, Letter-of-Credit Rights, General Intangibles (including Payment Intangibles), Supporting Obligations; and to the extent not listed above as original collateral, Proceeds and Products of the foregoing (each capitalized term used herein which is defined in Article 8 or Revised Article 9 of the UCC has the meaning ascribed to such term by the UCC).

“Common Stock” means common stock of the Company, par value $.01 per share.

“Conversion” means the conversion of the outstanding principal on the 8% Note and all interest thereon into Common Stock pursuant to the provisions of the 8% Note.

“Event of Default” means the occurrence of any event which constitutes an Event of Default under the 2005 Notes.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Obligations” shall mean all financial and other obligations of the Company to the holders of the 2005 Notes pursuant to the 2005 Notes and all Related Expenses.

“Permitted Liens” means (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, (b) other statutory Liens incidental to the conduct of the Company’s business or the ownership of the Collateral or other assets which do not in the aggregate materially detract from the value of the Collateral or materially impair the use thereof in the operation of the Company’s business, (c) any Lien created hereunder, (d) purchase money Liens on fixed assets provided that such Lien only attaches to the property being acquired and secures only that amount necessary for the acquisition of such property, and (e) Liens created pursuant to the Company’s 2003 issuance of 10% Convertible Senior Debentures (the “Debentures”) which are and have been wholly subordinated and junior to all rights created by and under the 2005 Notes and this Agreement, as and to the extent provided in the Debentures.

“Ratable Portion” means, with respect to any Secured Party, the quotient (expressed as a percentage) obtained at any time by dividing (x) the principal amount of such Secured Party’s 2005 Note(s) by (y) the sum of the aggregate amount of all outstanding 2005 Notes.

“Related Expenses” means any and all costs, liabilities, and expenses (including without limitation, losses, damages, penalties, claims, actions, reasonable attorney’s fees and legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, the Collateral Agent or any Secured Party in connection with any attempt by the Collateral Agent or any Secured Party: (a) to preserve, perfect, or enforce any security interest evidenced by this Agreement, (b) to obtain payment, performance, and observance of any and all of the Obligations to the extent specified herein or in the 2005 Notes, (c) to maintain, insure, collect, preserve, repossess, and dispose of any of the Collateral, or (d) incidental or related to (a) through (c) above including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the rate payable with respect to the 2005 Notes, but in no event greater than the highest rate permitted by law.

“Required Secured Parties” means Secured Parties holding at least fifty-one percent (51%) of the aggregate amount of the Obligations outstanding under the 2005 Notes at the time of determination.

“UCC” means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts.

2. Security. The Company grants a first priority senior security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment or performance of the Obligations.

3. Representations and Warranties: In addition to the representations and warranties set forth in the 2005 Notes, the Company represents and warrants to Collateral Agent and the Secured Parties as follows:

3.01 Company’s chief executive office is located at 10 Oceana Way, Norwood, Massachusetts 02062. All of Company’s records relating to Accounts are located at its aforesaid chief executive office.

3.02 Except in the case of Inventory being shipped to or from Company in the ordinary course of business, all Collateral consisting of Goods is located at those locations set forth on Schedule A attached hereto. Except as set forth on Schedule A hereto, such premises are owned by the Company.

3.03 The Company’s state of incorporation is the State of Delaware, and the Company’s exact legal name is as set forth in the first paragraph of this Agreement.

3.04 The Company has rights in or the power to transfer the Collateral, and its title to the Collateral is free of all adverse Liens (other than Permitted Liens) and restrictions on transfer or pledge, except as created by this Security Agreement and except as permitted by the 2005 Notes.

3.05 Pursuant to Section E.2. of the Debentures, the Company may incur indebtedness, including but not limited to such indebtedness as contemplated by the 2005 Notes and herein, (a) the aggregate principal amount of which does not exceed $1,500,000, without any action or approval on the part of the holders of the Debentures, and (b) the aggregate principal amount of which exceeds $1,500,000, upon the approval of the Majority-in-Interest (as defined in the Debentures) (any of the preceding, “Permitted New Indebtedness”). Any and all Debentures shall be subordinated in right of payment and action to the payment in full of such Permitted New Indebtedness, as and to the extent provided in the Debentures.

4. Perfection; Possession; Control. The Company authorizes the Collateral Agent to file one or more financing statements (the “Financing Statements”) describing the Collateral. The Company shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of the Financing Statements. Where Collateral is in the possession of a third party, the Company will, upon the Collateral Agent’s request, join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that such third party is holding the Collateral for the benefit of the Collateral Agent. The Company will cooperate with the Collateral Agent in obtaining control with respect to the Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

5. Pari Passu. The Secured Parties hereby agree to be treated pari passu in all respects regarding the Obligations. Notwithstanding (i) the respective dates, times, orders or methods of attachment or perfection of the security interest of each of the Secured Parties or (ii) the rules for determining perfection or priority under the UCC or any other law governing the relative priorities of secured creditors, the security interests of each of the Secured Parties in the Collateral, shall at all times be even with the security interests and liens of each of the other Secured Parties relating to the 2005 Notes.

6. Further Assurances. The Company will make and do all such acts and things as the Collateral Agent may from time to time reasonably require for the better evidencing, validation, perfection or other protection of its security interest or to enable it to enforce its rights and remedies hereunder with respect to any Collateral, all at Company’s expense.

7. Collateral Agent May Perform. Unless otherwise provided herein, if Company fails to perform any agreement contained herein, upon ten (10) days’ prior notice, Collateral Agent may, and upon the request of the Required Secured Parties shall, itself perform or cause performance, of such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Company under Section 15 hereof. However, the powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

8. Schedules. Upon request by Collateral Agent, Company will furnish to Collateral Agent as of the date hereof and from time to time hereafter statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

9. Change of Name; State of Incorporation; Corporate Existence. Without the Collateral Agent’s prior written consent, the Company will not (a) change the state of its incorporation, (b) change its corporate name without providing Collateral Agent with thirty (30) days’ prior written notice, or (c) in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

10. Transfer of Collateral; Liens; Locations. Without Collateral Agent’s prior written consent, Company will not (a) sell or otherwise transfer the Collateral or any part thereof (other than (i) Inventory in the ordinary course of business and (ii) Equipment which shall, in the good faith judgment of the Company, have become obsolete or no longer useful in the business of the Company) outside the ordinary course of business, (b) permit a Lien on the Collateral except for Permitted Liens, or (c) move or permit anyone else to move material amounts of the Collateral or any part thereof from the location or locations specified herein in Schedule A, provided, however, that Collateral may be moved to different locations without the Collateral Agent’s prior written consent if (i) the Collateral Agent is notified of the new location within ten (10) days after such moving, and (ii) the Collateral Agent’s Lien on such Collateral continues to be a perfected Lien in such new location.

11. Insurance. The Company shall, at its own expense, insure the Collateral at all times against such risks as is customary for businesses of the type owned by the Company and will provide the Collateral Agent with evidence thereof as often as the Collateral Agent shall reasonably request. Each policy of insurance shall (a) name the Collateral Agent as a loss payee as its interest shall appear and (b) provide for not less than thirty (30) days’ prior written notice to the Collateral Agent of the cancellation of or any material reduction in coverage provided by such policy. If the Company fails to maintain satisfactory insurance, the Collateral Agent as the Company’s agent may, but shall not be required to, immediately obtain such insurance or obtain insurance covering only the Collateral Agent’s interest; if the Collateral Agent elects to do either, the Company shall repay upon demand all amounts the Collateral Agent so expends, and, until such repayment, such amounts shall be part of the Obligations hereunder.

12. Remedies. Upon the occurrence and continuation of an Event of Default, in addition to the rights and remedies provided for elsewhere in this Agreement, and under the UCC, the Collateral Agent may, and upon the request of the Required Secured Parties shall, exercise the following rights and remedies:

12.01 Possession of Collateral. The Collateral Agent may, and upon the request of the Required Secured Parties shall, take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (a) exercise any and all rights and remedies of the Company in respect of the Collateral, (b) require the Company, at the Company’s expense, to assemble the Collateral and make it available to the Collateral Agent at the Company’s Norwood, Massachusetts-area facilities, (c) enter any of the premises of the Company or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral is located is owned or leased by the Company, then the Company shall not charge the Collateral Agent for storage of such Collateral on such premises, occupy any premises owned or leased by Company where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Company in respect of such occupation and Collateral Agent may exclude Company, its agents, employees and servants therefrom, and having and holding the same may use, operate, manage and conduct the business of Company and do any acts which it deems necessary or desirable to preserve the value and marketability of the Collateral, or any part thereof or interest therein, all without prior notice to Company, except as specifically provided below with respect to a formal public or private sale (including, without limitation, the right to fill and ship in accordance with then existing purchase orders, the right to solicit orders; and to do all such things and acts as Collateral Agent deems reasonably necessary or desirable in order to maximize the value of the Collateral) and upon every such entry, Collateral Agent, at the expense of Company, shall have the right to manage and operate and carry on the business thereof and exercise all rights and powers of Company with respect thereto in the name of Company or otherwise as is reasonably deemed appropriate, after deducting the expenses of conducting the business thereof and of all maintenance, repairs, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior insurance or other proper charges upon the Collateral, Company’s business or any part thereof, as well as just and reasonable compensation for its services and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, shall apply the moneys arising as aforesaid pursuant to the provisions of this Agreement (except as required by applicable law, nothing contained herein shall be construed to impose upon Collateral Agent any obligation to preserve or protect the Collateral or Company’s business following the occurrence of an Event of Default). Collateral Agent may demand that Company deliver to Collateral Agent all of Company’s books and records in respect of the Collateral.

12.02 Notification of Account Debtors. Company irrevocably authorizes and directs each account debtor to honor any demand by Collateral Agent that all payments in the respect of the Accounts thereafter be paid directly to Collateral Agent.

12.03 Enforcement of Accounts. Collateral Agent may, and upon the request of the Required Secured Parties shall, enforce payment of the Accounts by suit or otherwise, but Collateral Agent shall have no duty to institute any suit or to take any other action to enforce the Accounts (or any security therefor) or, having started any such suit or attempt, thereafter to continue the same. In each case Collateral Agent may proceed with counsel of Collateral Agent’s choosing and Company agrees to reimburse Collateral Agent for Collateral Agent’s out-of-pocket costs and expenses including, without limitation, attorney’s fees, court costs and costs of sale.

12.04 Foreclosure of Liens. The Collateral Agent may, and upon the request of the Required Secured Parties shall, foreclose the Liens created under this Agreement, the 2005 Notes or under any other agreement relating to the Collateral.

12.05 Disposition of Collateral. The Collateral Agent may, and upon the request of the Required Secured Parties shall, sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Collateral Agent, in its discretion, may deem advisable in accordance with applicable laws. The Collateral Agent shall have the right to conduct such sales on the Company’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to the Company. Each Secured Party shall have the right to bid or credit bid any such sale on its own behalf.

12.06 Application of Collateral. The Collateral Agent, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall have the right, without notice, at any time, to appropriate and apply to any Obligations any and all Collateral in the possession of the Collateral Agent or the Secured Parties.

13. The Collateral Agent.

13.01 Appointment as Collateral Agent. Each Secured Party irrevocably appoints the Collateral Agent to act as Collateral Agent under this Agreement and any other agreements affecting the Collateral for the benefit of such Secured Party, with full authority to take such actions, and to exercise such powers, on behalf of the Secured Parties in respect of this Agreement and the other agreements with respect to the Collateral as are herein and therein respectively delegated to the Collateral Agent or as are reasonably incidental to those delegated powers. The Collateral Agent in such capacity shall be deemed to be an independent contractor of the Secured Parties. Each Secured Party hereby expressly agrees that, unless requested by the Collateral Agent upon the concurrence of the Required Secured Parties, none of the Secured Parties will take or cause to be taken, in respect of the Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken (or the decision not to take any action or remedy) by the Collateral Agent.

13.02 Nature of Appointment. The Collateral Agent shall have no fiduciary relationship with any Secured Party by reason of this Agreement or any other agreement relating to the Collateral. The Collateral Agent shall not have any duty or responsibility whatsoever to any Secured Party except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, each Secured Party acknowledges that the Collateral Agent is acting as such solely as a convenience to the Secured Parties and not as a manager of the Obligations evidenced by the 2005 Notes. This Section 12 does not confer any rights upon the Company or anyone else (except the Secured Parties), whether as a third party beneficiary or otherwise.

13.03 Collateral Agent as a Secured Party; Other Transactions. The Collateral Agent’s rights as a Secured Party under this Agreement, if any, shall not be affected by its serving as the Collateral Agent. The Collateral Agent and its Affiliates may generally transact any Secured Party, financial, trust, advisory or other business with the Company without notice to the Secured Parties, without accounting to the Secured Parties, and without prejudice to the Collateral Agent’s rights as a Secured Party under this Agreement, if any, except as may be expressly required under this Agreement.

13.04 Instructions from Secured Parties. The Collateral Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions in respect of the Collateral or this Agreement) except that the Collateral Agent shall take such action (or omit to take such action) as may be reasonably requested of it in writing by the Required Secured Parties with instructions and which actions and omissions shall be binding upon all of the Secured Parties; provided, however, that the Collateral Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Collateral Agent to personal liability or might be contrary to this Agreement or any applicable law.

13.05 Secured Party’s Diligence. Each Secured Party: (a) represents and warrants that it has made its own decision to enter into this Agreement and the 2005 Notes and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the 2005 Notes; in each case without reliance on the Collateral Agent or any other Secured Party and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material. Further and without limiting the generality of the foregoing sentence, each Secured Party represents and warrants that it is aware of and recognizes the Company’s current financial state as of the date hereof.

13.06 No Implied Representations. The Collateral Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Company in this Agreement, the 2005 Notes or any other agreement or documents or by a Secured Party in any notice or other communication or by anyone else or otherwise.

13.07 Sub-Collateral Agents. The Collateral Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or willful misconduct of any such agent selected by it with reasonable care.

13.08 Collateral Agent’s Diligence. The Collateral Agent shall not be required: (a) to keep itself informed as to anyone’s compliance with any provision of this Agreement, the 2005 Notes or any other agreement, (b) to make any inquiry into the properties, financial condition or operation of the Company or any other matter relating to this Agreement, the 2005 Notes or any other agreement, (c) to report to any Secured Party any information that the Collateral Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Company or any other matter relating to this Agreement, the 2005 Notes or any other agreement or (d) to inquire into the validity, effectiveness or genuineness of this Agreement, the 2005 Notes or any other agreement.

13.09 Notice of Default. The Collateral Agent shall not be deemed to have knowledge of any Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or the 2005 Notes. The Collateral Agent shall give each Secured Party reasonably prompt notice of any such written notice except, of course, to any Secured Party that shall have given the written notice.

13.10 Collateral Agent’s Liability. Neither the Collateral Agent nor any of its directors, officers, employees, attorneys, and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts which have been selected by the Collateral Agent with reasonable care; (b) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with this Agreement, the 2005 Notes or any agreement, including, without limitation, the truth of the statements made in any certificate delivered by the Company in this Agreement, the 2005 Notes, any Financing document or other agreement related to any of the foregoing, the Collateral Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon any certificate signed by the Company; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the 2005 Notes or to inspect the property (including the books and records) of the Company; (e) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or collateral covered by any agreement, the 2005 Notes or any other agreement or document and (f) shall incur no liability under or in respect of this Agreement, the 2005 Notes or any other agreement or document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

Neither the Collateral Agent nor any of its directors, officers, employees or sub-Collateral agents shall have any responsibility to the Company on account of the failure of or delay in performance or breach by any Secured Party of any of its obligations hereunder or to any Secured Party on account of the failure of or delay in performance or breach by any other Secured Party or the Company of any of their respective obligations hereunder, under the 2005 Notes or under any other agreement or in connection herewith or therewith. The Secured Parties each hereby acknowledge that the Collateral Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Secured Parties.

13.11 Collateral Agent’s Indemnity. The Secured Parties shall indemnify the Collateral Agent, in its capacity as Collateral Agent, (to the extent the Collateral Agent is not reimbursed by the Company) from and against: (a) any loss or liability (other than any caused by the Collateral Agent’s gross negligence or willful misconduct) incurred by the Collateral Agent as such in respect of this Agreement (as the Collateral Agent), (b) the fees charged to the Company (to the extent not paid by the Company) by the Collateral Agent for performing its obligations hereunder, (c) any Related Expenses and (d) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or the Collateral (other than any caused by the Collateral Agent’s gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Collateral Agent (other than the loss, liability or costs incurred by the Collateral Agent in the defense of any claim against it by the Secured Parties arising in connection with its actions in its capacity as Collateral Agent); provided, however, that each Secured Party shall be liable for only its Ratable Portion of the whole loss or liability.

13.12 Resignation or Removal of Collateral Agent. The Collateral Agent may resign as Collateral Agent effective ten (10) business days after giving notice thereof to the Secured Parties for any reason, and the Collateral Agent may be removed at the unanimous election of all of the Secured Parties (other than the Secured Party that is also the Collateral Agent) for any reason. If the Collateral Agent shall resign or be removed as Collateral Agent under this Agreement, the Required Secured Parties shall appoint from among the Secured Parties (other than the Secured Party that has resigned or was removed) a successor Collateral Agent for the Secured Parties, which successor Collateral Agent shall be reasonably acceptable to the Company. If, however, in the case of resignation by the Collateral Agent, no successor Collateral Agent shall have been appointed by the time such resignation becomes effective, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent from among the remaining Secured Parties. Upon appointment (whether effected by the Required Secured Parties or the retiring Collateral Agent on behalf of the Secured Parties), the successor Collateral Agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, effective upon its appointment, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holder of the 2005 Notes. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of Section 12.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

14. Pro-Rata Treatment. Any and all (i) payments made by the Company upon any of the 2005 Notes (whether as principal or interest), (ii) collections with respect to the enforcement of the obligations of the Company hereunder and under the 2005 Notes and the enforcement of the Liens created hereby and thereby and (iii) payments made by the Company to the Collateral Agent pursuant hereto and pursuant to the 2005 Notes, shall be shared with each of the Secured Parties in accordance with its Ratable Portion. Each Secured Party that receives any payment amount in excess of its respective Ratable Portion, agrees that it shall hold it in trust for the benefit of, and shall pay it to, any Secured Party receiving less than its respective Ratable Portion.

15. Collateral Agent as Attorney-In-Fact. Collateral Agent is hereby irrevocably appointed Company’s attorney-in-fact, with full authority in the place and stead of Company and in the name of Company, upon the occurrence and during the continuance of an Event of Default (unless otherwise specified), to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to the extent permitted by applicable law, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

16. Indemnification; Expenses. Company agrees to indemnify Collateral Agent and each of the Secured Parties from and against any and all claims, losses and liabilities growing out of or resulting from its breach or violation of this Agreement, the 2005 Notes and any other agreement or document executed in connection therewith (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Collateral Agent’s or any Secured Party’s gross negligence or willful misconduct. Company will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including all attorneys’ fees, expenses and fees of any experts and agents, which Collateral Agent or any Secured Party may incur consistent with the terms of this Agreement and the 2005 Notes in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, as provided for herein, (c) the exercise or enforcement of any of the rights of Collateral Agent under this Agreement, (d) the failure by Company to perform or observe any of the provisions hereof or (e) any environmental or other laws relating to Company, the Collateral, the Financing or the transactions contemplated hereby.

17. Security Interest Absolute. All rights of Collateral Agent and the security interests hereunder, and all obligations of Company hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the 2005 Notes or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or any other amendment or waiver of or any consent to any departure from this Agreement or the 2005 Notes; (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a third party grantor of a security interest other than the performance and payment of the Obligations in full.

18. Notice. Any notices and other communications provided for hereunder shall be in writing (including telecopied) and mailed by first class mail (return receipt requested), telecopied or hand delivered, if to the Company, at its address at 10 Oceana Way, Norwood, Massachusetts 02062, Attention: Chairman and Chief Executive Officer, if to any Secured Party, at the address set forth below its name on the signature page(s) of its respective 2005 Note; and if to the Collateral Agent, at his address at 40 Canterbury Lane, Needham, Massachusetts 02194, Attention: William W. Smith, or as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All such notices and communications shall (a) be effective five (5) business days after deposited, postage prepaid, in the US mails and (b) be effective on the next business day when deposited, prepaid, with any nationally recognized overnight delivery service.

19. No Waiver; Remedies Cumulative; Amendment. Each right, power or privilege specified in this Agreement is in addition to, not in limitation of, any other rights, powers and privileges Collateral Agent may otherwise have or acquire by other contract or otherwise. No course of dealing, omission or delay by Collateral Agent in the exercise of any right, power or privilege referred to in this Agreement shall operate as a waiver thereof, nor shall any partial exercise thereof preclude any further exercise thereof, as Collateral Agent may exercise each such right, power and privilege either independently or concurrently and as often and in such order as Collateral Agent deems expedient. The Collateral Agent, upon the request of the Required Secured Parties, may consent to any waiver, release of collateral or consent requested by the Company or execute any amendment to this Agreement (except that the amendment of this Section 18 and the definitions of “Required Secured Parties” and “Ratable Portion” shall require the consent of all of the Secured Parties).

20. Termination; Succession; Assignment. This Agreement shall (a) terminate as described below in this Section 19, (b) benefit Collateral Agent, its successors, assigns and any other holder who derives from Collateral Agent title to or interest in any Obligations and (c) shall bind Company and Company’s heirs, executors, administrators, successors and assigns. Without limiting the generality of the foregoing, Collateral Agent may assign or otherwise transfer all or any portion of its rights under this Agreement held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Collateral Agent herein or otherwise. Upon the first to occur of either (i) Conversion pursuant to the 8% Note or (ii) (a) the payment and performance in full of all of the Obligations and (b) the termination of any and all obligations of Collateral Agent hereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Company. Upon any such termination, Collateral Agent will, at Company’s expense, execute and deliver to Company such documents as Company shall reasonably request to evidence such termination.

21. Amendment and Restatement. In part, this Agreement amends and restates the Original Agreement. As such, this Agreement represents in part a renewal of, and is issued in substitution and exchange for, and not in satisfaction of, the loans and other obligations under the Original Agreement and the 12% Notes. The Company hereby confirms and agrees that the loans, liens, security interests and the other obligations under the Original Agreement, 12% Notes and the documents executed in connection therewith are continuing obligations of the Company (and the Company hereby confirms the grant of such liens and security interests to the Original Secured Parties). Nothing herein shall be construed to deem any loans or obligations of the Company paid or to release or terminate any such liens or security interests given to secure the 12% Notes. Payment in full of and satisfaction of all Obligations under this Agreement shall also be deemed to be payment in full and satisfaction of such original loans.

22. Section Headings. The section headings in this Agreement are included for convenience of reference only and shall not constitute part of this Agreement for any other purposes.

23. Illegality. If any provision in this Agreement, the 2005 Notes or any other agreement related thereto shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

24. Entire Agreement. This Agreement and the 2005 Notes of the Company of even date herewith set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

25. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Each Secured Party, upon becoming a holder of a 2005 Note, shall execute a counterpart of this Agreement in the form of an acknowledgment as set forth below and, until such fully executed acknowledgment is delivered to the Collateral Agent and the Company, no such Secured Party shall be entitled to the benefits of this Agreement.

26. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS UNLESS OTHERWISE DEFINED HEREIN OR IN THE NOTE. TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their officers duly authorized to execute the same on the day and year first above written.

DEBTOR: ELCOM INTERNATIONAL, INC.

	By:	John E. Halnen

	Title:	President and COO

COLLATERAL AGENT:

William W. Smith, Collateral Agent

ACKNOWLEDGMENT OF SECURED PARTY

The undersigned hereby acknowledges and agrees and becomes a party to that certain AMENDED AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT dated as of August 9, 2005, among William W. Smith as Collateral Agent, and Elcom International, Inc. (the “Company”) and the Secured Parties which are signatories thereto.

COLLATERAL AGENT:

William W. Smith, Collateral Agent

SECURED PARTY:

Print Name:	J P Morgan Bank (Ireland) plc

Address:	1 Gandon House, Mayor Street

IFSC, Dublin 1

Fax:	+ 353 1 670 1092

Schedule A
to
Collateral Agency and Security Agreement

Location of Chief Executive Office

10 Oceana Way, Norwood, Massachusetts 02062

Locations of Goods Collateral

10 Oceana Way, Norwood, Massachusetts 02062